FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio:  Master Basic Value Trust (MF_BV), Blackrock Enhanced Capital and Income Fund, Inc. (CII_EQ), BlackRock Basic Value V.I. Fund (Ins – Var Ser) (BVA_BV), BlackRock Focus Value Fund, Inc. (BR_FVAL), AXA Conservative Multimanager Fund (E_AXA-OMC), AXA Moderate Multimanager Fund (E_AXA-OMM), AXA Aggressive Multimanager Fund (E_AXA-OMV), EQ/Mercury Basic Value Equity Portfolio (E_AXA-V), AIG VALIC Basic Value (E_VALICBV)

1.

Issuer:    Citigroup Inc.

3.

Date of Purchase:  12/16/2009

4.

Underwriter from whom purchased:  Citigroup Global Markets Inc.

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: PNC Capital Markets LLC & Sanford C. Bernstein & Co. (for sub-advised funds E_AXA-OMC, E_AXA-OMM, E_AXA-OMV, E_AXA-V)

a.

List Members of Underwriting Syndicate:

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, BNP Paribas Securities Corp., ING Financial Markets LLC, Lloyds TSB Bank Plc, Barclays Capital Inc., Brookfield Financial Corp., Commerzbank Capital Markets Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Banca IMI S.p.A., RBS Securities Inc., Raiffeisen Centrobank AG, Sandler O’Neill & Partners, L.P., Banco Bilbao Vizcaya Argentaria, S.A., Commonwealth Securities Limited, Calyon Securities (USA) Inc., Danske Bank A/S, Itau USA Securities, Inc, Jefferies & Company, Inc., Keefe, Bruyette & Woods, Inc., KeyBanc Capital Markets Inc., Macquarie Capital (USA) Inc., RBC Capital Markets Corporation, Sanford C. Bernstein & Co., LLC, Santander Investment Securities Inc., SG Americas Securities, LLC, UniCredit Capital Markets, Inc., BNY Mellon Capital Markets, LLC, The Buckingham Research Group Incorporated, Comerica Securities, Inc., Erste Group Bank AG, FBR Capital Markets & Co., Lazard Capital Markets LLC, National Bank of Greece S.A., NATIXIS, PNC Capital Markets LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, CastleOak Securities L.P., Loop Capital Markets LLC, M. R. Beal & Company, Muriel Siebert & Co., Inc., Samuel A. Ramirez & Company, Inc., Utendahl Capital Group, LLC, The Williams Capital Group, L.P., Collins Stewart LLC, Blaylock Robert Van, LLC, Doley Securities, LLC, Guzman & Company, SL Hare Capital, Inc., Toussaint Capital Partners, LLC

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):  (MF_BV) 12,587,000 shares out of 5,396,825,397 total shares; (CII_EQ) 1,835,400 shares out of 5,396,825,397 total shares; (BVA_BV) 1,418,700 shares out of 5,396,825,397 total shares; (BR_FVAL) 1,218,400 shares out of 5,396,825,397 total shares; (E_AXA-OMC) 33,200 shares out of 5,396,825,397 total shares; (E_AXA-OMM) 286,000 shares out of 5,396,825,397 total shares; (E_AXA-OMV) 35,200 shares out of 5,396,825,397 total shares; (E_AXA-V) 4,959,000 shares out of 5,396,825,397 total shares; (E_VALICBV) 214,400 shares out of 5,396,825,397 total shares

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 184,713,800 shares out of 5,396,825,397 total shares

8.

Purchase price (net of fees and expenses):  3.15

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made: $ 3.45

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_Yes  ___

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_Yes

___

c.

The underwriting was a firm commitment

underwriting.

_Yes

___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_Yes

___

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_Yes

___

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_Yes     ____

Received From: _ Renee Hedden_

Date:       __1/6/10________________

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